SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                              FORM 8-K

                           CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                          March 5, 2002
                          --------------
                         Date of Report
               (Date of Earliest Event Reported)

                   CYBERTEL COMMUNICATIONS CORP.
                   -----------------------------
       (Exact Name of Registrant as Specified in its Charter)

      Nevada                 0-26913             86-0862532
      ------                 -------             ----------
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
Jurisdiction)

                        2820 La Mirada Drive, #H
                        Vista, California 92083
                        -----------------------
                 (Address of Principal Executive Offices)

                              (858) 646-7410
                              --------------
                       Registrant's Telephone Number

Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

     On March 5, 2004, Cybertel Communications Corp., a Nevada corporation (the "Company"); Core Energy, LLC, a Nevada limited liability company ("Core"); and the members of Core executed an Agreement and Plan of Reorganization by which the Company agreed to acquire a 51% ownership interest in Core in consideration of the issuance of 10,000,000 "unregistered" and "restricted" shares of the Company's common stock to the members of Core (the "Plan"). At the closing of the Plan and following the issuance of the 10,000,000 shares to the Core members, there were 1,767,048,647 issued and outstanding shares of the Company's common stock.

     Under the Plan, the Company also agreed to fund Core up to $300,000, with $100,000 of that amount to be paid upon closing. In the event of a public offering by Core or a merger or acquisition by Core with a publicly-traded company, the other Core members will have the right to re-acquire additional membership interests such that they collectively have a 75% membership interest in Core. In such an event, the purchase price will be $384.62 for each 1% interest so re-acquired. However, in no event is the Company's interest in Core to fall below 25%.

     Prior to the closing of the Plan, there were no material relationships between the Company and Core or any of their directors, executive officers or other control persons.

     Core is a small oil and gas producer with operations in Bakersfield, California and Independence, Kansas. The focus of all production activities to date centers around the basic concept of low entry cost into a field while maximizing the life of the investment return. Primary goals have been to acquire "stripper well fields" (stripper wells are wells that produce ten barrels of oil a day or less). Core has been successful in bringing several completely dormant fields in California to over 100 barrels a day in production within a 10-month period with limited resources.

     The principals of Core have developed relationships within the California, Texas and Kansas oil and gas communities. These relationships have helped Core find opportunities for development, exploitation and acquisition. They may come in the form of property from a major oil company, or from local small producers. There are a vast amount of stripper wells available in many states that still have years of useful life and cash flow possibilities.

     Presently, Core's California operations include approximately 150 wells that are candidates for return to production operations. In production now, the well count is 52. The Kansas well count is over 600, with approximately 85 on production. Total daily oil production is currently over 160 barrels. Gross cash flow runs over $100,000 monthly, which covers operations and reinvesting any net back into the fields.

     Core's business plan calls for continued field development in the two states it currently is operating in and putting wells on-line as quickly and efficiently as possible on a daily basis. Some of the overall business plan calls for enhanced recovery techniques to be used for production methods, i.e. steam, well re-completions, frac work along with gels and acid work-over treatments. Any enhanced recovery concepts used are evaluated to meet certain internal rates of return for the investment. The planned two year capital expenditure budget for these areas is $5,000,000.

     Core was founded by Ted Lamare and George Snider, both of whom have worked in the oil industry over the last seven years. Core presently employs nine people in two states. Its principal office is located in Bakersfield.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          -------------------------------------------------------------------

     (a)  Financial Statements of Businesses Acquired.

     These financial statements will be provided as soon as they are available, but within 75 days from the date of this Current Report, or on or before May 19, 2004.

     (b)  Pro Forma Financial Information.

     These pro forma financial statements will be provided as soon as they are available, but within 75 days from the date of this Current Report, or on or before May 19, 2004.

     (c) Exhibits.

     Exhibit No.         Description
     -----------         -----------

         2               Agreement and Plan of Reorganization



                             SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CYBERTEL COMMUNICATIONS CORP.


Date: 3-19-04                 By: /s/Richard D. Mangiarelli
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                                 Richard D. Mangiarelli
                                 CEO, President and Director